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                                 EXHIBIT 10(vv)




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                                LICENSE AGREEMENT

                                     BETWEEN

                         LHS COMMUNICATIONS SYSTEMS, INC

                                       AND

                                 POWERTEL, INC.

                                      DATED
                                  AUGUST 2,1996




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                          SOFTWARE LICENSE AGREEMENT

     This Agreement (the "Agreement") is made as of this 2nd day of August, 1996, by and between LHS Communications Systems, Inc., a Delaware corporation with its principal offices at 400 Perimeter Center Terrace, North Terraces, Suite 575, Atlanta, Georgia 30346 ("LHS"), and Powertel, Inc., a Delaware corporation with its principal offices located at 1233 O.G. Skinner Drive, West Point, Georgia 31833 ("Licensee").

                              1.     DEFINITIONS

"Acceptance Date" has the meaning in Section 4.3(a).

"Acceptance Test" has the meaning given to it in Section 4.3(b).

"Acceptance Testing Period" has the meaning given to it in Section 4.3(b)(i).

"Affiliate" means, as to a party hereto, any corporation or other entity which directly or indirectly through one or more intermediaries, controls (i.e., the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through ownership of voting securities, by contract or otherwise), is controlled by, or is under common control with, such party.

"Authorized User" means any Majority-Owned Subsidiary, or any employee, agent or consultant of Licensee or any Majority-Owned Subsidiary that needs to use the Licensed Software in connection with the performance of his duties for Licensee or any Majority-Owned Subsidiary.

"Bankruptcy" has the meaning given to it in Section 6.2(c).

"BSCS" means that certain business support and control software known as "BSCS/GSM."

"BSCS Kernel" means the components of BSCS Version 4.0 set forth in Schedule 2 providing the functionality and conforming to the specifications set forth in the Documentation applicable thereto.

"Category 1 Error" means a Software Defect that prevents or would prevent Licensee's utilization of the Data Processing System in a commercial production environment (e.g., the entire system is inoperative).

"Category 2 Error" means a Software Defect which renders or would render the Data Processing System unusable in a commercial production environment because a major subsystem/module is not functioning in accordance with the Documentation applicable thereto (e.g., the message processing subsystem is inoperative).

"CCBS" means a customer care and billing system for the Network.

"Data Processing System" has the meaning given to it in Section 2.1(a)(i).

"Default" has the meaning given to it in Section 6.2.

"Designated Location" means the offices of Licensee set forth on Schedule 1.

"Documentation" means the manuals and related materials LHS ordinarily distributes to its customers with the Licensed Software, including user manuals, help files and batch operation manuals. LHS shall deliver the Documentation on a CD-Rom or similar electronic media.

"Escrow Agreement" has the meaning given to it in Section 10.

"Finally Determined" has the meaning given to it in Section 2.1(a)(iv)(D).

"Indemnified Claim" has the meaning given to it in Section 8.3.

"Licensed Software" means the BSCS Kernel and all other LHS software delivered to Licensee under this Agreement, under any development and services agreement between LHS and Licensee, or under any maintenance agreement between LHS and Licensee.

"Maintenance Agreement" has the meaning given to it in Section 7.3.

"Majority-Owned Subsidiary" means any direct or indirect subsidiary of Licensee which owns and operates a Network and of which Licensee holds more than fifty percent (50%) of the outstanding voting and economic interests and as to which Licensee exercises management control over the operations of such Network.

"Network" means the network of mobile telecommunications services described on
Schedule 3.

"Nonconformance Description" has the meaning given to it in Section 5.3(b)(ii).

"Off-Line System" has the meaning given to it in Section 2.1(a)(i).

"Products" means the Licensed Software and the Documentation provided to Licensee by LHS pursuant to this Agreement.

"Proprietary and Confidential LHS Information" means (i) the Products and any elements thereof, (ii) all other information relating to LHS' business or affairs, including, but not limited to, technical or nontechnical data, formulae, patterns, plans, compilations, programs, devices, methods, techniques, drawings, processes, financial data, lists of actual or potential customers or suppliers, marketing plans and business strategies, provided that, Proprietary and Confidential LHS Information shall not include (i) information that becomes generally available to the public other than as a result of unauthorized disclosure by Licensee or persons to whom Licensee has made such information available, (ii) information that was available to Licensee on a nonconfidential basis prior to receipt from LHS or is received thereafter from a third party lawfully entitled to such information without continuing restrictions on use, and (iii) information that is disclosed to the public pursuant to a requirement of a court or government agency, provided, however, that, prior to any disclosure pursuant to this clause (iii), the disclosing party shall have given LHS


                         PROPRIETARY AND CONFIDENTIAL
            LHS/LICENSEE INFORMATION SOLELY FOR AUTHORIZED PERSONS
    HAVING A NEED TO KNOW OR USE PURSUANT TO LHS OR LICENSEE INSTRUCTIONS

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notice of any proposed disclosure and a reasonable opportunity to interpose an objection or obtain a protective order requiring that the Proprietary and Confidential LHS Information to be disclosed be used only for the purposes for which the order was issued. Subject to the foregoing sentence, the content of this Agreement constitute Proprietary and Confidential LHS Information. LHS shall have no obligation to identify specifically Proprietary and Confidential LHS Information.

"Proprietary And Confidential Licensee Information" means all information relating to Licensee's business or affairs, including, but not limited to, technical or nontechnical data, formulae, patterns, plans, compilations, programs, devices, methods, techniques, drawings, processes, financial data, lists of actual or potential customers or suppliers, marketing plans and business strategies, provided that, Proprietary and Confidential Licensee Information shall not include (i) information that becomes generally available to the public other than as a result of unauthorized disclosure by LHS or persons to whom LHS has made such information available, (ii) information that was available to LHS on a nonconfidential basis prior to receipt from Licensee or is received thereafter from a third party lawfully entitled to such information without continuing restrictions on use, (iii) information that is disclosed to the public pursuant to a requirement of a court or government agency, provided, however, that, prior to any disclosure pursuant to this clause (iii), the disclosing party shall have given Licensee notice of any proposed disclosure and a reasonable opportunity to interpose an objection or obtain a protective order requiring that the Proprietary and Confidential Licensee Information to be disclosed be used only for the purposes for which the order was issued, (iv) information that is made available to LHS pursuant to a confidentiality agreement with an Affiliate of Licensee, but only to the extent such information is used and handled in compliance with such confidentiality agreement and (v) the Products or any elements thereof.
Subject to the foregoing sentence, the content of this Agreement constitute Proprietary and Confidential Licensee Information. Licensee shall have no obligation to identify specifically Proprietary and Confidential Licensee Information.

"Software Defect" has the meaning given to it in Section 7.1(a)(i).

"Subscriber" means one SIM or ESN card or similar identification device as recorded in the database of the CCBS.

"System Environment" means the hardware, operating system software and data base platform described on Schedule 4.

"Warranty Period" has the meaning given to it in Section 7.1(a)(i).

"Warranty Services" has the meaning given to it in Section 7.1(b).

                           2.     GRANT OF LICENSE

     2.1.    Scope of License

             (a)     (i)     LHS hereby grants Licensee, subject to the terms
and conditions of this Agreement, a non-exclusive, non-transferable perpetual license to use, and to allow Authorized Users to use, the Products at the Designated Location as follows: (A) one copy of the Licensed Software, in object code form only, in connection with the data processing operations of the CCBS performed by Licensee (the "Data Processing System"), (B) one copy of the Licensed Software, in object code form only, for "off-line" training and testing purposes (the "Off-Line System") and (C) the Documentation solely in connection with the use of the Licensed Software authorized hereunder.

                     (ii) Prior to its use (or use by any employee, agent or consultant employed or retained by it) of the Licensed Software, Licensee shall cause each Majority Subsidiary to execute and deliver to LHS a written undertaking in the form of Schedule 7, and Licensee shall provide LHS with a copy thereof. All rights of the Authorized Users are derived from Licensee and are not independent. Such rights shall terminate upon the termination of Licensee's rights hereunder. At such time as any Authorized User ceases to be an Authorized User, Licensee shall cause such person or entity to, and such person or entity shall, (i) cease to use the Licensed Software in any manner whatsoever, and (ii) return to Licensee all copies of the Licensed Software or any portion thereof and all Documentation in its possession or control. Such person or entity shall continue to be bound by all the provisions of this Agreement which survive the termination of this Agreement, including without limitation, the provisions of Section 2.8.

                     (iii) Unless and until Licensee exercises the options provided in Section 2.2, the total number of Subscribers (as hereinafter defined) to the Network which may be serviced by the Data Processing System shall be limited to the number set forth in Schedule 5.

                     (iv) Subject to the terms and conditions set forth in this Agreement, in the event of the occurrence of any of the following events prior to the expiration of the Warranty Period or the termination of the Maintenance Agreement, Licensee shall be granted a non-exclusive, perpetual license to use, and to allow its employees (but no other persons or entities) to use, one copy of the Source Code and Commentary (as defined in the Escrow Agreement), including all revisions thereto delivered to the Escrow Agent (as defined in the Escrow Agreement), solely in connection with the maintenance of the Licensed Software in connection with the use of the Licensed Software permitted under this Agreement:

                     (A) An order for relief under Chapter 7 of Title 11 of the United States Code, or any similar or successor statute, has been entered in a case commenced by or against LHS, and LHS (or its bankruptcy trustee) has not: (I) assumed the License Agreement and the Maintenance Agreement as executory contracts, or (II) assumed and assigned the License Agreement and the Maintenance Agreement as executory contracts, or (III) undertaken to assume or to assume and assign the License Agreement and the Maintenance Agreement as executory contracts, within 60 days after the entry of such order for relief or within such additional time as the bankruptcy court, for cause, within such 60 day period fixes;

                     (B) LHS has made a general assignment for the benefit of its creditors; LHS has admitted in writing to Licensee the general inability of LHS to pay its debts as

                         PROPRIETARY AND CONFIDENTIAL
            LHS/LICENSEE INFORMATION SOLELY FOR AUTHORIZED PERSONS
    HAVING A NEED TO KNOW OR USE PURSUANT TO LHS OR LICENSEE INSTRUCTIONS

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they mature; or LHS has ceased operating in the normal course of its business without an intention to resume normal operations.

                     (C) A trustee or receiver in liquidation of LHS, or of all or substantially all of LHS' assets has been appointed by a court of competent jurisdiction, and which trustee or receiver has not been discharged or dismissed within 60 days of such appointment, or

                     (D) There exists a Category 1 or Category 2 Error or Software Defect of problem severity 1 or 2 (as defined in the Maintenance Agreement) and it has been Finally Determined (as defined below) that LHS has materially breached its obligations under Section 7.1 of this Agreement or paragraph (a) or (b) of Schedule 3 of the Maintenance Agreement and such breach was irremediable or continued unremedied for a period of at least thirty (30) days following Licensee's notice to LHS that such breach has occurred. For purposes of this Section 2.1(a), "Finally Determined" means that an order of an arbitral body has been issued pursuant to Section 11.19(c) hereof or Section 7.18(c) of the Maintenance Agreement with respect to any claim of Licensee of the type described in the foregoing sentence, the time for appealing such order shall have expired and no party shall have appealed such order, or there shall be no such appeal right.

             (b) The computer programs licensed hereunder as part of the Products shall be used only on a single central processing unit and peripheral devices located at the Designated Location. Use of a program shall consist of either copying any portion of the programs from storage units or media into a central processing unit, or the processing of data with the programs, or both.

             (c) Licensee shall not distribute, license or otherwise transfer the Products directly or through third parties. Except as permitted by
Section 2.3, Licensee has no right to use the Licensed Software to provide data processing services to any third party on a service bureau, time-sharing or facilities management basis or otherwise.

     2.2.    Option To Increase Number of Subscribers

             LHS grants Licensee the option, at any time or times during the term of this Agreement, to increase the total number of subscribers serviced by the Data Processing System. Licensee may exercise its option hereunder by delivery of written notice to such effect to LHS. The rights afforded to Licensee pursuant to such options shall be effective immediately upon payment of the applicable fees.

     2.3.    Data Processing Services for Third Parties

             Upon written notice to LHS and upon payment to LHS of the fees provided in Section 4.3, Licensee shall have an option to use the Licensed Software, subject to the terms and conditions of this Agreement, in object code form, in connection with the Data Processing System for billing the retail customers of any person or entity who operates a Network and to sublicense the Licensed Software, in object code form, to such person or entity for such purpose. Such sublicense shall be reasonably acceptable in form and substance to LHS. Unless terminated earlier, each such sublicense shall expire upon the termination of this Agreement for any reason.

     2.4.    Inspection of Designated Location

             LHS shall have the right, upon three (3) days prior notice, to inspect any of Licensee's premises, including without limitation the Designated Location, during normal business hours, to verify that the Products are being used and protected as specified herein.

     2.5.    Limited Copying Right

             Licensee may make two copies of the Licensed Software solely for backup, archival or disaster recovery purposes. Licensee may copy the Documentation for any use authorized in Section 2.1 and for any of the purposes described in the foregoing sentence. Any copy which Licensee makes of any Product, in whole or in part, is the property of LHS. Licensee agrees to reproduce and include in their entirety and without alteration LHS' copyright, trademark and other proprietary rights notices on any copy of any Product.

     2.6.    Reservation of Rights

             The Products are the sole and exclusive property of LHS. LHS reserves all rights not expressly granted pursuant to this Agreement, including without limitation, all rights to derivative works (as defined under U.S. copyright law) of the Products. This Agreement is not a sale of the Products or any copy or part thereof, and Licensee shall have no title to or ownership in the Products, or any copies or part thereof, regardless of the form on which the original and any copies may exist. Licensee acknowledges that the Products are protected by copyright law, including international treaties, and other laws protecting intellectual property.

     2.7.    Prohibited Actions by Licensee

             (a) Except as permitted under Section 2.3, Licensee may not use (or cause to be used) the Licensed Software for rental, as a part of a commercial time-sharing or service bureau operation, or for any similar purpose which would violate any of the provisions of this Agreement, including, without limitation, the provisions of Section 2.1. Licensee shall not (i) decompile, disassemble, reverse-assemble, analyze or otherwise examine the Licensed Software for reverse engineering thereof, (ii) copy or otherwise duplicate the Licensed Software except as permitted by Section 2.5 or (iii) modify the Licensed Software in any manner. Except as permitted by Section 2.3, any sublicensing of the Products, or any part thereof, is prohibited.

             (b) Licensee shall not disclose to third parties the results of any benchmark tests on the Licensed Software unless LHS consents to such disclosure in writing.

                         PROPRIETARY AND CONFIDENTIAL
            LHS/LICENSEE INFORMATION SOLELY FOR AUTHORIZED PERSONS
    HAVING A NEED TO KNOW OR USE PURSUANT TO LHS OR LICENSEE INSTRUCTIONS

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     2.8.    Licensee's Confidentiality Obligations

             (a) Licensee acknowledges that the Proprietary and Confidential LHS Information constitutes valuable assets and trade secrets of LHS and its Affiliates, has not been published and is protected by civil and criminal law and that the use and disclosure thereof must be carefully and continuously controlled. Accordingly, during the term of this Agreement and at all times thereafter, Licensee agrees that:

                     (i) it will hold the Proprietary and Confidential LHS Information in strict confidence and will use its commercially reasonable best efforts to protect the Proprietary and Confidential LHS Information from any use, reproduction, publication, disclosure, or distribution except as specifically authorized by this Agreement;

                     (ii) it will not, and will cause employees, agents or consultants of Licensee or any Majority-Owned Subsidiary which is an Authorized User not to, sell, lease, assign, transfer, disclose or otherwise make available any Proprietary and Confidential LHS Information, or the benefit thereof, to others, except as authorized by the terms and conditions of this Agreement;

                     (iii) it will not remove or permit to be removed from any item embodying Proprietary and Confidential LHS Information any notice placed thereon indicating the confidential nature and/or the proprietary right of LHS or other parties in such items;

                     (iv) it will honor, reproduce and include the copyright notice and other proprietary notices (in the form specified by LHS) on all copies, in any form, including partial copies and excerpts, of the Proprietary and Confidential LHS Information;

                     (v) it will (A) limit access to the Proprietary and Confidential LHS Information to employees, agents or consultants of Licensee or any Majority-Owned Subsidiary which is an Authorized User who have a need to use the Products in connection with their employment or engagement by Licensee or such Majority-Owner Subsidiary, (B) prohibit access to the Proprietary and Confidential LHS Information by any other third party without the prior written consent of LHS and (C) require the foregoing persons (other than Majority Subsidiaries) to execute nondisclosure agreements to the same effect as this
Section 2.8 in all material respects; and

                     (vi) in the event Licensee becomes aware that any person or entity (including, but not limited to, any employee, agent or consultant of Licensee or any other Authorized User) is taking, threatens to take or has taken any action which would violate any of the foregoing provisions were that person or entity a party to this Agreement, Licensee shall promptly and fully advise LHS (with written confirmation as soon as practicable thereafter) of all facts known to Licensee concerning such action or threatened action. Licensee shall not in any way aid, abet or encourage any such action or threatened action. Licensee agrees to use its best efforts to prevent such action or threatened action, including, but not limited to, assigning any cause of action it may have related to the violation of the foregoing provisions to LHS, and Licensee agrees to do all reasonable things and cooperate in all reasonable ways as may be requested by LHS to protect the trade secret and proprietary rights of LHS, its Affiliates and other parties in the Proprietary and LHS Confidential Information.

             (b) Licensee's "commercially reasonable best efforts" obligations as provided in this Section 2.8 shall include, but not be limited to, employing procedures with respect to the Proprietary and Confidential LHS Information which are no less restrictive than the strictest procedures established or employed by Licensee to protect its own confidential information, trade secrets or know-how.

     2.9.    Licensee's Responsibility For Authorized Users

             Licensee shall be responsible for any failure of any employee, agent, consultant or other Authorized User in complying with the terms and conditions of this Agreement.

                   3.     LHS' CONFIDENTIALITY OBLIGATIONS

             (a) LHS acknowledges that the Proprietary and Confidential Licensee Information constitutes valuable assets and trade secrets of Licensee and its Affiliates, has not been published and is protected by civil and criminal law and that the use and disclosure thereof must be carefully and continuously controlled. Accordingly, during the term of this Agreement and at all times thereafter, LHS agrees that:

                     (i) it will hold the Proprietary and Confidential Licensee Information in strict confidence and will use its commercially reasonable best efforts to protect the Proprietary and Confidential Licensee Information from any use, reproduction, publication, disclosure, or distribution except as specifically authorized by this Agreement;

                     (ii) it will not, and will cause its employees, agents, consultants and subcontractors not to, sell, lease, assign, transfer, disclose or otherwise make available any Proprietary and Confidential Licensee Information, or the benefit thereof, to others, except as authorized by the terms and conditions of this Agreement;

                     (iii) it will not remove or permit to be removed from any item embodying Proprietary and Confidential Licensee Information any notice placed thereon indicating the confidential nature and/or the proprietary right of Licensee or other parties in such items;

                     (iv) it will honor, reproduce and include the copyright notice and other proprietary notices (in the form specified by Licensee) on all copies, in any form, including partial copies and excerpts, of the Proprietary and Confidential Licensee Information;

                         PROPRIETARY AND CONFIDENTIAL
            LHS/LICENSEE INFORMATION SOLELY FOR AUTHORIZED PERSONS
    HAVING A NEED TO KNOW OR USE PURSUANT TO LHS OR LICENSEE INSTRUCTIONS

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                        (v)     it will (A) limit access to the Proprietary and
Confidential Licensee Information to those of its employees, agents, consultants or subcontractors who have a need to use such information in connection with their employment or engagement by LHS, (B) prohibit access to the Proprietary and Confidential Licensee Information by any other third party without the prior written consent of Licensee and (C) require the foregoing persons to execute nondisclosure agreements to the same effect as this SECTION 3 in all material respects; and

                        (vi) in the event LHS becomes aware that any person or entity (including, but not limited to, any employee, agent, consultant or subcontractor of LHS) is taking, threatens to take or has taken any action which would violate any of the foregoing provisions were that person or entity a party to this Agreement, LHS shall promptly and fully advise Licensee (with written confirmation as soon as practicable thereafter) of all facts known to LHS concerning such action or threatened action. LHS shall not in any way aid, abet or encourage any such efforts to prevent such action or threatened action, including, but not limited to, assigning any cause of action it may have related to the violation of the foregoing provisions to Licensee, and LHS agrees to do all reasonable things and cooperate in all reasonable ways as may be requested by Licensee to protect the trade secret and proprietary rights of Licensee, its Affiliates and other parties in the Proprietary and Licensee Confidential Information.

                (b) LHS's "commercially reasonable best efforts" obligations as provided in this SECTION 3 shall include, but not be limited to, employing procedures with respect to the Proprietary and Confidential Licensee Information which are no less restrictive than the strictest procedures established or employed by LHS to protect its own confidential information, trade secrets or know-how.

                (c) LHS shall be responsible for any failure of any of LHS' employees, agents, consultants or subcontractors in complying with the terms of this SECTION 3.


                4.      PAYMENTS


        4.1.    SOFTWARE LICENSE

                In consideration for the license of the Licensed Software, Licensee shall pay LHS a license fee as set forth in item 1 on Schedule 6.


        4.2.    OPTION FEES

                Upon exercise by Licensee of the option granted to it under SECTION 2.2. in consideration of the rights granted to Licensee in respect thereof, Licensee shall pay LHS the fees set forth on Schedule 6.


        4.3.    FEES FOR ADDITIONAL LICENSES UNDER SECTION

                For each sublicense granted by Licensee under SECTION 2.3 Licensee shall pay LHS a fee equal to eighty-percent (80%) of LHS' then-current published list price applicable to the number of Subscribers covered by the corresponding sublicense granted by Licensee. Such fee shall be payable upon the execution of the corresponding sublicense.


        4.4.    SHIPPING FEES

                All shipments are FOB Atlanta and all shipping fees shall be prepaid by LHS and billed to Licensee.


        4.5.    TAXES

                Licensee shall be responsible for payment of all sales, use, property, value-added, or other federal, state or local taxes based on the license granted hereunder or otherwise related to Licensee's, any Authorized User's or any permitted sublicensee's use of the Products, except for taxes based solely on LHS' net income. If LHS is required to pay any such taxes based on the license granted hereunder or on Licensee's use of the Products, then such taxes shall be billed to and paid by Licensee. If Licensee is required by law to withhold from and amount owed to LHS, then the amount payable to LHS shall be increased to the extent necessary to ensure that, after such withholding, LHS receives the net amount that it otherwise would have received in the absence of such withholding. Licensee shall withhold any amount required to be withheld and shall pay such amount to the applicable tax authority when due and provide LHS with an original receipt from the such tax authority for the amount so withheld and paid.


        4.6.    INTEREST CHARGE

                Any payments due under this Agreement which are not made when due will be subject to an interest charge equal to the prime rate on corporate loans published by The Wall Street Journal in effect from time to time plus three percent (3%), or the maximum rate allowed by applicable law, whichever is less.

5.      INSTALLATION AND DELIVERY/
        ACCEPTANCE

        5.1.    LICENSED SOFTWARE

                LHS shall deliver and install the BSCS Kernel at the Designated Location on or prior to the date set forth in Schedule 1, subject to Licensee's satisfaction of the conditions set forth in SECTION 5.2.



                         PROPRIETARY AND CONFIDENTIAL
            LHS/LICENSEE INFORMATION SOLELY FOR AUTHORIZED PERSONS
     HAVING A NEED TO KNOW OR USE PURSUANT TO LHS OR LICENSEE INSTRUCTIONS

        5.2.    PROVISION OF SYSTEM ENVIRONMENT

                Prior to the installation of the BSCS Kernel, Licensee shall install at the Designated Location the System Environment and all other hardware and software components necessary to run the Licensed Software. Such installation shall be in accordance with the operational configuration and other environmental conditions mutually agreeable to LHS and Licensee.

        5.3.    ACCEPTANCE OF BSCS KERNEL

                (a) The BSCS Kernel shall be deemed to have been accepted by Licensee upon the earlier of (i) any commercial use thereof, in whole or in part, by Licensee or (ii) the completion of acceptance tests in accordance with the provisions of SECTION 5.3(B) (the "ACCEPTANCE DATE").

                (b) An acceptance test of the BSCS Kernel (the "ACCEPTANCE TEST") shall be conducted on the following terms:

                        (i) During the period commencing on the date on which the BSCS kernel is installed and ending on October 1, 1996 (the "ACCEPTANCE TESTING PERIOD"), software contains no Category 1 or Category 2 Errors. The Acceptance Test shall be conducted in a manner which is mutually acceptable to LHS and Licensee.

                        (ii) During the Acceptance Testing Period, Licensee shall deliver to LHS a written description of any Category 1 or Category 2 Error promptly following its discovery thereof (a "NONCONFORMANCE DESCRIPTION"). Upon receipt of a Nonconformance Description, LHS shall determine whether any of the defects described therein are reproducible, and, if so, shall proceed promptly to remedy the same, whereupon LHS shall notify Licensee that it has completed its remedial work and the formal test procedure may be run again. Licensee shall provide reasonable assistance to LHS, including making available error reports and additional computer runs in order to reproduce the conditions existing at the same time the defect appeared. To enable LHS to perform its obligations hereunder, Licensee shall grant LHS access to data files, console logs, listings and similar items, and make competent personnel available to assist LHS.

                        (iii) Upon the expiration of the Acceptance Testing Period, Licensee shall either certify to LHS that such software contains no Category 1 or Category 2 Errors or deliver a Nonconformance Description describing all Category 1 or Category 2 Errors previously reported to LHS which remain unremedied and any new Category 1 or Category 2 Errors discovered by Licensee. If Licensee delivers a Nonconformance Description, LHS shall proceed promptly to remedy the defects described therein, and Licensee shall assist LHS, as described in SECTION 5.3(B)(II). Certification by Licensee that such software contains no Category 1 or Category 2 Errors or, in the absence of such certification, the failure of Licensee to provide LHS, on or prior to the expiration of the Acceptance Testing Period, or within two (2) weeks of the notice by LHS of its completion of any remedial work, of a Nonconformance Description, shall constitute completion of the Acceptance Test.

                        (iv) In the event that such software is deemed to be accepted prior to the completion of the Acceptance Test as a result of use of such software under the circumstances described in clause (i) of SECTION 5.3(A), the parties' respective rights and obligations to correct any errors in such software shall be governed by the provisions of SECTION 7.1 and any maintenance agreement between them.

                        (v) Licensee's sole remedy for failure of Acceptance Testing to be completed shall be the repair or replacement of such software containing Category 1 or Category 2 Errors, provided that, if such repair or replacement cannot be completed within sixty (60) days following the expiration of the Acceptance Testing Period, Licensee may terminate this Agreement immediately and shall promptly return the Products to LHS, and LHS shall refund to Licensee within thirty (30) days all monies paid to LHS under this Agreement except for any of LHS' expenses reimbursed by Licensee hereunder. In such event, Licensee shall have no liability to LHS for further payments and LHS shall have no further liability under this Agreement provided that LHS complies with any obligations which survive such termination.

6.      TERM AND TERMINATION

        6.1.    TERM

                This Agreement shall remain in effect unless terminated as provided therein.

        6.2.    TERMINATION EVENTS; OTHER REMEDIES

                This Agreement may be terminated at any time by mutual consent or by either party upon written notice of termination for Default by the other party. A party shall be deemed to be in "DEFAULT" of this Agreement if:

                        (a) such party has breached or otherwise failed to observe a material obligation imposed upon such party by this Agreement, and such breach is irremediable or has continued unremedied for a period of at least thirty (30) days following the other party's written notice to such party that such breach or failure occurred;

                        (b) if a written notice has been provided pursuant to clause (a) above, in the event the party commits within the 12-month period following such notice a material breach of the same term or condition for which such notice had been given, and such breach is irremediable or has continued unremedied for a period of at least ten (10) days following the nondefaulting party's written notice to such party that such breach or failure has recurred; or



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                        (c)     such party shall commit an act of "BANKRUPTCY",
which for the purposes of this SECTION 6.2(C) shall mean, (i) the entry of a decree or order for relief of such party by a court of competent jurisdiction in any involuntary case involving such party under any bankruptcy, insolvency, or other similar law now or hereafter in effect; (ii) the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, or other similar agent for such party or for any substantial part of such party's assets or property; (iii) the filing with respect to such party of a petition in any such involuntary bankruptcy case, which petition remains undismissed for a period of ninety (90) days or which is dismissed or suspended pursuant to
Section 305 of the Federal Bankruptcy Code (or any corresponding provision of any future United States bankruptcy law or any applicable non-U.S. bankruptcy law); (iv) the commencement by such party of a voluntary case under any bankruptcy, insolvency, or other similar law now or hereafter in effect; (v) the making by such party of any general assignment for the benefit of creditors; or (vi) the failure by such party generally to pay its debts as such debts become due.

                In addition, (i) Licensee shall have the right to terminate this Agreement as provided in SECTION 5.3(B)(V) and SECTION 8.1 and (ii) LHS shall have the right to terminate this Agreement if Licensee shall fail to pay when due any payment or other amount due hereunder within twenty (20) days of the due date thereof.

                        (d) Except as set forth in this Agreement, each party's right to termination shall be in addition to any and all rights and remedies as shall be available to it at law or in equity.

        6.3     OBLIGATIONS UPON TERMINATION

                (a) Upon termination of this Agreement for any reason, Licensee shall discontinue use, and shall cause each Authorized User to discontinue use, of the Products, and any portion thereof, and return all such Products and any and all other Proprietary and Confidential LHS Information in its possession or the possession of any Authorized User to LHS, or, at LHS' option, destroy all such Products and such other Proprietary and Confidential LHS Information, including all copies or partial copies thereof. Termination of this Agreement does not free Licensee from any of its obligations under this Agreement that call for performance after the termination date.

                (b) Upon termination of this Agreement for any reason, LHS shall return any and all Proprietary and Confidential Licensee Information in its possession or the possession of any agent, consultant or subcontractor to Licensee, or, at Licensee's option, destroy all such Proprietary and Confidential Licensee Information, including all copies or partial copies thereof. Termination of this Agreement does not free LHS from any of its obligations under this Agreement that call for performance after the termination date.

7.      WARRANTIES/MAINTENANCE

        7.1     WARRANTY OF PERFORMANCE

                (a)     (i)     LHS warrants that, for one hundred eighty (180)
days following the Acceptance Date (the "WARRANTY PERIOD"), the BSCS Kernel, under normal use and service on the System Environment shall conform, as to substantial operational features and in all other material respects, to the Documentation, (the failure of such conformance being a "SOFTWARE DEFECT") provided, however, that LHS will not be obligated to remedy any Software Defect caused by Licensee's modification or misuse of the Licensed Software or any nonreproducible reported error and provided, further, that LHS will not be obligated to remedy any Software Defect in the Off-Line System.

                        (ii) LHS does not warrant that the operation of the Products will be uninterrupted or error-free, or that all non-material programming errors will be corrected.

                (b) During the Warranty Period, LHS shall, at its sole expense except as otherwise provided in subparagraph (ii), provide the following services in complete satisfaction of LHS' obligations arising from any Software Defect (the "WARRANTY SERVICES"):

                        (i)     LHS shall use its reasonable efforts,
consistent with industry standards, as reasonably applied to the circumstances, to respond to and investigate suspected Software Defects, provided Licensee complies with its obligations described in subparagraphs (c)(ii) and (iii) below and provided that LHS can successfully reproduce the suspected Software Defect. Suspected Software Defects will be investigated and corrected by LHS' personnel at LHS' offices. Resolution may take the form of a written response, supplementary documentation, work-around, coding change, product patch, postponement to the next release (in the case of a Category 1 or 2 Error, such postponement will be permitted only if acceptable to Licensee) or other correctional aids. LHS will use commercially reasonable best efforts to respond to a request for assistance within a reasonable time following the initial contact from Licensee; provided that LHS' response times shall be within LHS' normal support hours (9 a.m. to 6 p.m. Eastern Time, Monday through Friday). A request for assistance received overnight, on a weekend or on a holiday during which LHS' offices are closed will be considered received at 9 a.m. on the next business day. Error reports may be submitted by telephone or telecopy.

                        (ii) If LHS, in its reasonable judgment, determines that the suspected Software Defect was attributable to a cause other than a programming error by LHS or if LHS performs Warranty Services outside LHS' normal business hours or outside LHS' offices at Licensee's request, then Licensee shall pay LHS for the correction of such Software Defect, or such Warranty Services, as the case may be, on a time and materials basis at LHS' then prevailing rates and shall reimburse LHS for all reasonable travel, meals and lodging expenses.

                (c) LHS' obligations to provide Warranty Services is subject to the following:


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                        (i)     Licensee shall appoint one person to receive
telephone and E-mail assistance from LHS. Licensee may change the appointed support contact person no more frequently than every thirty (30) days by providing written notice to LHS of such change.

                        (ii) Licensee shall provide LHS at no charge with access to and use of the Designated Location, as well as all utilities and data communications sources, as reasonably necessary for LHS to provide the Warranty Services. Licensee further agrees to allow LHS to use upon its request at no charge (to the extent not prohibited by Licensee's agreements with third parties) all required diagnostic programs and all documentation available which pertain to the data processing systems on which the Products are installed.

                        (iii) When reporting an error, Licensee shall use commercially reasonable best efforts to: (A) ensure that the use of the Licensed Software is in accordance with its Documentation, (B) use reasonable efforts to eliminate any hardware, operating system software and third party application software deficiencies, (C) capture all relevant data and documentation on all operating conditions and other operating information and fully supply LHS' maintenance and support service representatives with requested diagnostic information necessary to reproduce the error, and (D) implement recommended remedial, corrective or work-around procedure(s) and fully describe any limitations imposed by such corrections or work-arounds.

        7.2     DISCLAIMERS OF WARRANTIES

                EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, THE PRODUCTS AND THE SERVICES PROVIDED BY LHS HEREUNDER ARE LICENSED AND PROVIDED "AS IS" WITHOUT ANY WARRANTY AS TO THEIR PERFORMANCE, ACCURACY, OR FREEDOM FROM ERROR, OR AS TO ANY RESULTS GENERATED THROUGH THEIR USE, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

        7.3     MAINTENANCE

                Simultaneously herewith the parties have entered into a maintenance agreement with respect to the Licensed Software (the "Maintenance Agreement").

8.      INDEMNIFICATION

        8.1     BY LHS

                LHS agrees to indemnify and hold harmless Licensee from and against any fine, penalty, loss, liability or expense (including reasonable attorneys' fees and court costs) incurred by Licensee as a result of any claim, demand or action against Licensee based on, related to or arising out of any claim that any Product infringes any patent, copyright, trade secret, or similar proprietary right of a third party; provided, however, that LHS shall have no liability pursuant to this SECTION 8.1 or otherwise for any claim of infringement to the extent such a claim is proximately caused by (i) the misuse or unapproved modification of the Licensed Software by Licensee, (ii) the failure by Licensee to use corrections or enhancements made available to Licensee by LHS at no cost to Licensee or pursuant to a maintenance, development services or other agreement between LHS and Licensee or (iii) the use of the Products in combination with programs or data not provided by LHS. If such claim has occurred, or in LHS' judgment is likely to occur, LHS may, at its option and expense, or if a nonappealable final judgment against Licensee with respect to such a claim is entered or in connection with such a claim a temporary restraining order or injunction is issued against Licensee's use of any Product, LHS shall, at its expense (i) procure the right for Licensee to continue copying and using such Product in accordance with this Agreement, or
(ii) replace or modify it in a functionally equivalent manner so that it becomes non-infringing. In the event that the above remedies are not available within ninety (90) days of the date any judgment described in the foregoing sentence becomes final and nonappealable or of the date of the issuance of any temporary restraining order or injunction described in the foregoing sentence, Licensee shall have the option to terminate this Agreement upon thirty (30) days' notice to LHS, in which event LHS shall refund to Licensee an amount equal to the depreciated license fee paid by Licensee (calculated on a straight line basis over a five-year life). Such refund shall be Licensee's sole remedy in connection with such termination.

        8.2     BY LICENSEE

                Licensee agrees to indemnify and hold harmless LHS from and against any fine, penalty, loss, liability and expense (including reasonable attorneys' fees and court costs) incurred by LHS as a result of any claim, demand or action against LHS based on, related to or arising out of (i) any claim that any modification or development of any Product (other than a modification or development made solely by LHS) infringes any patent, copyright, trade secret or similar proprietary right of a third party of (ii) any breach by Licensee of SECTION 11.10.

        8.3     CONDITIONS TO INDEMNIFICATION

                The foregoing indemnities shall be contingent upon (i) the indemnified party giving prompt written notice to the other party of any claim, demand or action for which indemnity is sought (an "INDEMNIFIED CLAIM"); and (ii) the indemnified party fully cooperating in the defense or settlement of any Indemnified Claim at the expense of the indemnifying party. The indemnifying party shall have sole control over the defense of any Indemnified Claim, provided that the indemnifying party shall obtain the prior written consent indemnified party to any settlement thereof.



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9.      LIMITATIONS OF LIABILITY/LIQUIDATED DAMAGES

        9.1     EXCLUDED DAMAGES

                EXCEPT FOR MATTERS SUBJECT TO INDEMNIFICATION UNDER SECTION 8. CLAIMS OF LHS OR ITS AFFILIATES ARISING UNDER SECTION 2 OR 9.2 AND CLAIMS OF LICENSEE OR ANY OF ITS AFFILIATES ARISING UNDER SECTION 3, NEITHER PARTY SHALL HAVE ANY LIABILITY TO THE OTHER FOR INDIRECT, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS, OR LOST BUSINESS. EXCEPT FOR MATTERS SUBJECT TO INDEMNIFICATION UNDER SECTION 8, LHS' TOTAL LIABILITY TO LICENSEE AND ANY THIRD PARTIES (INCLUDING WITHOUT LIMITATION LICENSEE'S CUSTOMERS) FOR BREACH OF CONTRACT AND FOR ALL OTHER CLAIMS (INCLUDING TORT CLAIMS) ARISING IN CONNECTION WITH THIS AGREEMENT, OR THE PRODUCTS, SHALL NOT EXCEED THE TOTAL AMOUNT OF ALL PAYMENTS MADE BY LICENSEE TO LHS PLUS ANY ATTORNEYS' FEES IMPOSED UPON LHS HEREUNDER.

        9.2.    LIQUIDATED DAMAGES

                (a) Licensee understands and acknowledges that if it breaches its obligations under SECTION 2, LHS and its Affiliates will suffer serious damages that are difficult to value with precision. Licensee hereby agrees that in the event any unaffiliated third party obtains a copy of any Product or part thereof where the copy was obtained as a result of the breach by Licensee of its obligations under SECTION 2, Licensee shall pay LHS immediately on demand, as liquidated damages and not as a penalty, an amount equal to the license fee for a permanent site license for such Product (according to LHS' then current fee schedule) multiplied by the number of sites at which the Product or part thereof has been used or has been made available for use, in any way, whatsoever. The above remedy shall be in addition to LHS' other remedies at law and in equity or under this Agreement, including those specified in SECTION 6.

                (b) Licensee further agrees that if a copy of any Product or part thereof is used or is made available for use, in any way whatsoever, by Licensee or any of its Affiliates, at a site other than the Designated Location without authorization from LHS, Licensee shall pay LHS immediately on demand, as liquidated damages and not as a penalty, an amount equal to the license fee for a permanent site license for such Product (according to LHS' fee schedule then in effect) multiplied by the number of unauthorized sites at which the Product or part thereof has been so used or has been so made available for use. The above remedy is in addition to LHS' other remedies at law and equity or under this Agreement, including those specified in SECTION 6.

        9.3     LIMITATION ON ACTIONS

                Notwithstanding any statute of limitations that would otherwise be applicable, no action, regardless of form, arising out of this Agreement may be brought by either party hereto more than the later of (i) one (1) year after the cause of action arose or (ii) one (1) year after the cause of action could have been discovered with the exercise of reasonable care.

10.     SOURCE CODE ESCROW

                Within thirty (30) days from the date hereof, LHS and Licensee shall enter into a Source Code Escrow Agreement substantially in the form attached as Schedule 8 (the "Escrow Agreement").

11.     MISCELLANEOUS

        11.1    AMENDMENT

                No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought.

        11.2    ASSIGNMENT; SUBCONTRACTING

                (a) This Agreement shall not be assignable by either party without the prior written consent of the other party hereto, except that LHS may assign this Agreement to any Affiliate, Licensee may assign this Agreement to any Majority-Owned Subsidiary and either party may assign this Agreement to a successor-in-interest in the event of a change in control, a merger or consolidation to which such party is a party or a sale of all or substantially all of the assets of such party, provided, however, that, in the case of Licensee, no such assignment shall be made to any person or entity, including without limitation, a Majority-Owned Subsidiary or successor-in-interest, without LHS' prior consent (which may be withheld in LHS' sole discretion) if the proposed transferee (i) is a competitor of LHS, (ii) has violated any obligations under any agreements with LHS, or, with respect to the use of any of LHS' products, any agreements with any other party or (iii) based on the experience of LHS or any of its customers, is not qualified to use the Licensed Software because of technical or management deficiencies, poor credit rating or similar deficiencies.

                (b) LHS may subcontract the performance of any of its obligations hereunder, provided that, LHS shall be responsible (i) for all of LHS' duties and obligations hereunder performed by its subcontractors as if such duties and obligations were performed by LHS and (ii) for any payment to any subcontractor for the performance of services hereunder.



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        11.3.    ATTORNEYS' FEES

                 In the event any party (i) obtains from a court of competent jurisdiction injunctive relief of any nature with respect to any matter arising under this Agreement or (ii) seeks judicial intervention to obtain enforcement of any arbitral award relating to any matter arising under this Agreement, such party shall be entitled to recover from the other party its reasonable attorneys' fees and costs (as determined by a court of competent jurisdiction).

        11.4.    BINDING EFFECT

                 Subject to any provisions hereof restricting assignment, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        11.5.    CONSENTS AND APPROVALS

                 Except as expressly provided otherwise in this Agreement, if either party requires the consent or approval of the other party for the taking of any action under this Agreement, such consent or approval shall not be unreasonably withheld or delayed.

        11.6.    CONSTRUCTION

                 Each party hereto hereby acknowledges that all parties hereto participated equally in the negotiation and drafting of this Agreement and that, accordingly, no court construing this Agreement shall construe it more stringently against one party than against the other.

        11.7.    COUNTERPARTS

                 For the convenience of the parties, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signature of or on behalf of each party appears on each counterpart, but it shall be sufficient that the signature of or on behalf of each party appears on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in any proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of or on behalf of all of the parties.

        11.8.    ENTIRE AGREEMENT

                 This Agreement (including the Schedules hereto) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and it supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein.

        11.9.    EXPENSES

                 Except for costs and expenses specifically assumed by a party under this Agreement or imposed upon a party pursuant to SECTION 11.3 or
SECTION 11.19, each party hereto shall pay its own expenses incident to this Agreement and the transactions contemplated hereunder, including all legal and accounting fees and disbursements.

        11.10.   EXPORT OF PRODUCTS

                 Licensee agrees that it will not, directly or indirectly, export or re-export, or knowingly permit the export or re-export of, the Products, or any technical information about the Products, to any country for which the United States Export Administration Act, any regulation thereunder, or any similar United States law or regulation, requires an export license or other United States Government approval, unless the appropriate export license or approval has been obtained.

        11.11.   FORCE MAJEURE

                 Each party is excused from performance of this Agreement and shall not be liable for any delay in whole or in part caused by the occurrence of any contingency beyond the reasonable control of such party. These contingencies include, without limitation, war, sabotage, insurrection, riot or other act of civil disobedience, act of public enemy, failure or delay in transportation, act of government or any agency or subdivision thereof affecting the terms of this Agreement or otherwise, judicial action, labor dispute, accident, fire, explosion, flood, severe weather or other act of God, shortage of labor, or hardware failure. Notwithstanding the foregoing, Licensee shall not be relieved of its payment obligations to LHS in the event of a force majeure occurrence.

        11.12.   GOVERNING LAW AND FORUM SELECTION

                 This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Georgia (but not including the choice of law rules thereof). Each party hereby consents to the jurisdiction of any federal or state court in the State of Georgia with respect to any action by the other party seeking injunctive relief.

        11.13.   HEADINGS

                 All headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.



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        11.14.  INDEPENDENT CONTRACTORS

                The relationship between LHS and Licensee under this Agreement is that of independent contractors only. Nothing in this Agreement shall be construed so as to constitute LHS and Licensee as partners or joint venturers, or either party hereto as the employee or agent of the other party hereto, or in any other manner other than as independent contractors. Neither party shall have any power or authority to bind the other party in any transaction with a third party.

        11.15.  NOTICES

                All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery (including delivery by courier), telegram or facsimile, addressed as follows:

        (i)     If to LHS:

                LHS Communications Systems, Inc.
                400 Perimeter Center Terrace
                North Terraces, Suite 575
                Atlanta, Georgia 30346
                Attention:  William J. Bobb, II, President
                Fax:        770/671-9791

                with a copy (which shall not constitute notice) to
                Hogan & Hartson, L.L.P.
                Columbia Square
                555 Thirteenth Street, N.W.
                Washington, D.C.  20004-1109
                Attention:  Lorraine Sostowski, Esq.
                Fax:  202/637-5910

                (ii)    If to Licensee, as set forth in
Schedule 1.

                Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication which shall be mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given, served, sent and received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the affidavit of messenger, or, with respect to a facsimile, the answerback, being deemed conclusive (but not exclusive) evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.


        11.16.  SEVERABILITY

                If any part of any provision of this Agreement or any other agreement, document or writing given pursuant to or in connection with this Agreement shall be invalid or unenforceable under applicable law, said part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of said provision or the remaining provisions of said agreement.

        11.17.  SURVIVAL

                The provisions of SECTIONS 2.6, 2.7, 2.8, 2.9, 3, 6.2(d), 6.3,
8, 9, 11.3, 11.9, 11.12, 11.19 and 11.20 of this Agreement shall survive the termination of the Agreement, regardless of the reason for termination.

        11.18. WAIVER

                Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure of any of the parties, on one or more occasions, to enforce any of the provisions of the Agreement or to exercise any right or privilege hereunder shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder.

        11.19.  ARBITRATION

                (a) Other than with respect to any party's rights to seek injunctive relief and subject to the provisions of SECTIONS 11.19(b) and (c) and with respect to the type of dispute described in SECTION 11.19(c), disputes under this Agreement that cannot be mutually settled shall be submitted, upon notices by any party to the other party, to binding arbitration to be held in Atlanta, Georgia pursuant to the Commercial Arbitration Rules of the American Arbitration Association by three arbitrators appointed in accordance with such rules, at least one of whom shall have experience with software license and development matters. English shall be the language of the arbitration. Costs of the arbitration shall be shared equally by the parties and each party shall pay its own attorneys' fees and other expenses, except that the arbitrators may impose all or part of the defending party's costs, fees and expenses against the party bringing a claim if the arbitrators determine that there was no reasonable basis for pursuing such a claim. All testimony shall be transcribed, any award shall be accompanied by written findings of fact and a written statement of reasons for the decision and such findings and a written materials shall be deemed to be Proprietary and Confidential LHS and Licensee Information, except as otherwise may be necessary for a party to enforce its rights under the following sentence. Judgment upon any award made in such arbitration may be entered and enforced in and by any court of competent jurisdiction.

                (b) Within thirty (30) days after the commencement of the Acceptance Testing Period or thirty (30) days after any arbitrator appointed pursuant to this SECTION 11.19(b) notifies the parties that he is no longer willing or able to serve herunder, the parties shall by agreement appoint an arbitrator to



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resolve any disagreements with respect to any dispute described in SECTION
11.19(C). If the parties fail to agree upon the appointment of an arbitrator within thirty (30) days after execution of this Agreement of thirty (30) days after any arbitrator appointed pursuant to this SECTION 11.19(b) notifies the parties that he is no longer willing or able to serve hereunder, then the parties shall promptly request that the American Arbitration Association immediately appoint an arbitrator pursuant to its Commercial Arbitration Rules, except for any rule regarding the time allowed for appointing same and any requirement of an existing dispute. Any arbitrator appointed by the American Arbitration Association shall be an independent third-party technical expert with at least three years' experience with customer care and billing software.

                (c) If Licensee has given LHS notice of a breach of this Agreement of the type described in SECTION 2.1(a)(iv)(D) and the parties cannot agree upon a resolution of the alleged breach within three (3) business days following the expiration of thirty (30) days from the date of such notice, the parties shall immediately submit their dispute to arbitration. Such submission shall be limited to a written explanation (not to exceed three (3) pages) by each party of such party's position. The parties shall require the arbitrator to render his decision, in form which complies with SECTION 11.19(a), within five (5) business days thereafter.

        11.20.  BENEFIT OF THIS AGREEMENT

                It is the explicit intention of the parties hereto that no person or entity other than the parties hereto is or shall be entitled to bring any action to enforce any provision of this Agreement against either of the parties hereto, and that the covenants, undertakings, and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors and assigns as permitted hereunder, except that it is the intent of the parties that (i) the provisions set forth in SECTION 2 shall be for the benefit of, and shall be enforceable by, LHS' Affiliates and (ii) the provisions set forth in
SECTION 3 shall be for the benefit of, and shall be enforceable by, Licensee's Affiliates.

                IN WITNESS WHEREOF, the undersigned have executed this Agreement, or have duly caused this Agreement to be duly executed on their behalf, as of the date first written above.

LHS COMMUNICATIONS SYSTEMS, INC.

By: /s/ WILLIAM J. BOBB, II
   ------------------------------------
Name:  WILLIAM J.BOBB, II
     ----------------------------------
Title: PRESIDENT
      ---------------------------------

POWERTEL, INC.

By: /S/ TIMOTHY C. MOSS
    -----------------------------------
Name: TIMOTHY C. MOSS
     ----------------------------------
Title: VICE PRESIDENT OF
       --------------------------------
       INFORMATION TECHNOLOGY
       --------------------------------



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                                    - 11 -

                                  Schedule 1
                                ______________


         Designated Location/Licensee Address for Notice/Delivery and
                      Installation Date for BSCS Kernel

1.  Designated Location
    1233 O.G. Skinner Drive
    West Point, Georgia 31833

2.  Licensee Address for Notice:

    Powertel, Inc.
    1233 O.G. Skinner Drive
    West Point, Georgia 31833
    Attention:  Timothy C. Moss
    Fax:  (706) 645-9523

    with a copy (which shall not constitute notice) to:

    Powertel, Inc.
    1233 O.G. Skinner Drive
    West Point, Georgia 31833
    Attention:  Jill F. Dorsey, Esq.
    Fax:  (706) 645-9523

3.  Delivery and Installation Date for BSCS Kernel - July 1, 1996




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


                                  SCHEDULE 2
                                 ____________

          COMPONENTS OF BSCS VERSION 4.0 COMPRISING THE BSCS KERNEL
          _________________________________________________________

The following is a list of server processes:

ABBREVIATION            DESCRIPTION

  ACM                   ACM Handler
  AIH                   Assemble Input Handler
  BCH                   Bill Cycle Handler
  CAS                   Customer Administration Service
  CIH                   Card Input Handler
  DEH                   Data Exchange Handler
  DUH                   Debit Card Unit Handler
  DIH                   Device Input Handler
  DOH                   Device Output Handler
  DWH                   Dunning and Welcome Handler
  ERH                   Error Report Handler
  FDH                   Fraud Detection Handler
  GMD                   Generic Mediation Device
  HCH                   HLR Conversion Handler
  IDH                   Interest Deposit Handler
  MLD                   Message Logger & Dispatcher
  PBCH                  Pre Bill Cycle Handler
  PCS                   PC Server
  PPH                   Prepaid Card Payment Input Handler
  PMH                   Profile Maintenance Handler
  RIH                   Rate Input Handler
  RLH                   Rate Load Handler
  SPR                   Supervisory Process
  SAH                   Switch Audit Handler
  TEH                   Table Extraction Handler
  CSH                   Credit Scoring Handler
  BMH                   Batch Mode Handling
  AVH                   Address Validation Handler
  CCH                   Credit Card Authorization Handler


The following is a list of client processes:

ABBREVIATION            DESCRIPTION

  MP                    Services and Tariffs
  RA                    Resource Administration
  SY                    System Administration
  ES                    External Interfaces
  TP                    Tariff Planer
  VV                    Sales Administration
  DB                    Accounts Receivable
  HB                    General Ledger
  IR                    International Roaming
  SP                    Reference Data
  KV                    Customer Administration
  EC                    External Carrier
  TR                    Translation Administration
  RM                    Report Manager
  ER                    Local EIR Administration
  REQMON                Request Monitor

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



                                  Schedule 3
                                  __________

                            Description of Network


A network of wireless telephone services based on PCS 1900 standards.

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



                                  Schedule 4
                                  __________

                              System Environment


Hardware:  HPT T500

Operating System Software:  HP UX 10.1.0

Data Base Software:  Oracle Database Server Software Version 7.3.2.

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


                                  Schedule 5
                                  __________

                            Number of Subscribers


The total numbers of Subscribers to be serviced by the Data Processing System shall not exceed 100,000.

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



                                  Schedule 6
                                  __________

                                 License Fee


1. Licensee shall pay LHS the sum of $1,050,000 as follows: (i) $525,000 upon execution of this Agreement; (ii) $262,500 upon delivery and installation of the BSCS Kernel and (iii) $265,500 on the Acceptance Date.

2. Upon notice to LHS of the exercise of its option under Section 2.2 at any time during the thirty-six (36) month period commencing on the date hereof, Licensee shall pay LHS an amount equal to the difference between (i) the license fee set forth below applicable to the number Subscribers for which Licensee has exercised its option and (ii) the total of all Licensee fees paid by licensee to LHS pursuant to Sections 4.1 and 4.2 prior to the exercise of such option.

        Number of Subscribers           License Fee
        ---------------------           -----------

        100,001 - 300,000               $1,650,000
        300,001 - 500,000               $2,250,000
        500,001 - 800,000               $3,000,000
        800,001 - 1,200,000             $3,900,000
        1,200,001 - 2,000,000           $5,500,000
        2,000,001 and over              $5,500,000 plus $2 per each Subscriber
                                           over 2,000,000

Following the expiration of the thirty-six (36) month period commencing on the date hereof, upon exercise of the option granted to it under Section 2.2, Licensee shall pay LHS fees in accordance with LHS' standard fees for runtime licenses then in effect.

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



                                  Schedule 7
                                  __________

                 Form of Undertaking Pursuant to Section 2.1



LHS Communications Systems, Inc.
400 W. Perimeter Center Terrace
North Terraces, Suite 575
Atlanta, Georgia 30304
Attention:  William J. Bobb, II, President

                   Software License and Services Agreement
                          dated as of August 2, 1996
                   between Powertel, Inc. ("Licensee") and
                   LHS Communications Systems, Inc. ("LHS")
                          (the "License Agreement")


Dear Sir:

        In consideration of the undersigned's rights as an Authorized User to use the Licensed Software as set forth in the License Agreement, the undersigned hereby acknowledges the terms of the License Agreement and agrees that (i) for as long as it is an Authorized User, it shall be bound by the restrictions and obligations upon Licensee or any Authorized User set forth therein, including without limitation, the provisions of Section 2 thereof, and shall be liable to LHS for any breach thereof and (ii) after it is no longer an Authorized User, it shall be bound by the provisions of Section 2.1(a)(ii) of the License Agreement and of all other provisions of the License Agreement which survive the termination of the License Agreement and shall be liable to LHS for any breach thereof. The undersigned further agrees that the undersigned shall indemnify, protect and defend and hold harmless LHS, its Affiliates and their respective directors, shareholders, agents and employees from and against any fine, penalty, loss, cost, damage, injury, claim, expense, including without limitation, court costs and reasonable attorney fees, or liability incurred by any of the foregoing as a result of any claim for which Licensee is obligated to indemnify LHS under the License Agreement.

        The undersigned acknowledges that any and all rights it has under the License Agreement are derived from Licensee and that such rights shall terminate upon the termination of Licensee's rights thereunder.

        Capitalized terms not defined herein have the meaning given to them in the License Agreement.

        Executed this ________ day of ____________, 199_.

                              [NAME OF COMPANY]



                              By:___________________________

Accepted:

LHS COMMUNICATIONS SYSTEMS, INC.

By:_____________________________

Date:___________________________

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


                                  Schedule 8
                                  __________

                         SOURCE CODE ESCROW AGREEMENT


        This Escrow Agreement is entered into and effective as of the ____ day of _______________, 1996 by and among LHS Communications Systems, Inc., a Delaware corporation with its principal offices at 400 Perimeter Center Terrace, North Terraces, Suite 575, Atlanta, Georgia 30346 ("LHS") and Powertel, Inc., a Delaware corporation with its principal offices located at 1233 O.G. Skinner Drive, West Point, Georgia 31833 ("Licensee") and ____________________, a ________________________ with its principal offices at
_________________________________ ("Escrow Agent").

        WHEREAS, LHS has granted a license to Licensee to use certain computer software pursuant to the terms and conditions of a Software License Agreement (the "License Agreement"), annexed hereto as Exhibit A; and

        WHEREAS, LHS and Licensee have entered into a maintenance agreement (the "Maintenance Agreement"); and

        WHEREAS, the uninterrupted availability of all forms of the Licensed Software (as defined in the License Agreement) is critical to Licensee in the conduct of its business; and

        WHEREAS, LHS has agreed to deposit in escrow a copy of the source code form of the Licensed Software, including without limitation for all corrections, new releases and versions obtained pursuant to the Maintenance Agreement, to be held by the Escrow Agent in accordance with the terms and conditions of this Escrow Agreement.

        NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties agree as follows:

                           1. CERTAIN DEFINED TERMS

        Capitalized terms not otherwise defined herein shall have the meaning given to them in the License Agreement.

                                  2. DEPOSIT

        LHS has concurrently herewith deposited with the Escrow Agent a copy of the source code form of the BSCS Kernel (the "Source Code"), including all relevant commentary, explanations, and other documentation relating to the Source Code (collectively, "Commentary"). LHS shall also deposit with the Escrow Agent, on December 31st and June 30th of each year, commencing on December 31, 1996, a copy of all revisions to the Source Code or Commentary encompassing all corrections, new releases and versions to the object code form of all software delivered by LHS to Licensee pursuant to the Maintenance Agreement. Promptly after any such corrections, new releases and versions are deposited with the Escrow Agent, both LHS and the Escrow Agent shall give written notice thereof to Licensee.

                                   3. TERM

        This Agreement shall remain in effect during the pendency of the Warranty Period and for so long as the Maintenance Agreement shall remain in effect, unless terminated in accordance with the terms hereof. Termination is automatic upon (i) delivery of the deposited Source Code and Commentary to Licensee in accordance with the provisions hereof; (ii) the failure of Licensee to pay the fees of the Escrow Agent pursuant to Section 8 hereof, in which case the Escrow Agent shall give notice of such failure to LHS and Licensee and shall return all deposited Source Code and Commentary to LHS; or (iii) joint notification by LHS and Licensee to the Escrow Agent stating that both the Warranty Period has expired and the Maintenance Agreement has been terminated, whereupon the Escrow Agent shall return all deposited Source Code and Commentary to LHS.

                                  4. DEFAULT

        A default by LHS shall be deemed to have occurred under this Escrow Agreement if prior to the expiration of the Warranty Period or the termination of the Maintenance Agreement:

        (i) An order for relief under Chapter 7 of Title 11 of the United States Code, or any similar or successor statute, has been entered in a case commenced by or against LHS, and LHS (or its bankruptcy trustee) has not: (a) assumed the License Agreement and the Maintenance Agreement as executory contracts, or (b) assumed and assigned the License Agreement and the Maintenance Agreement as executory

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


contracts, or (c) undertaken to assume or to assume and assign the License Agreement and the Maintenance Agreement as executory contracts, within 60 days after the entry of such order for relief or within such additional time as the bankruptcy court, for cause, within such 60 day period fixes;

        (ii) LHS has made a general assignment for the benefit of its creditors; LHS has admitted in writing to Licensee the general inability of LHS to pay its debts as they mature; or LHS has ceased operating in the normal course of its business without an intention to resume normal operations;

        (iii) A trustee or receiver in liquidation of LHS, or of all or substantially all of LHS' assets has been appointed by a court of competent jurisdiction, and which trustee or receiver has not been discharged or dismissed within 60 days of such appointment; or

        (iv) There exists a Category 1 or Category 2 Error or Software Defect of problem severity 1 or 2 (as defined in the Maintenance Agreement) and it has been Finally Determined that LHS has materially breached its obligations under
Section 7.1 of the License Agreement or paragraph (a) or (b) of Schedule 3 of the Maintenance Agreement and such breach was irremediable or continued unremedied for a period of at least thirty (30) days following Licensee's notice to LHS that such breach has occurred.

                     5. NOTICE OF DEFAULT AND RELEASE OF
                          SOURCE CODE AND COMMENTARY

        Licensee shall give written notice (the "Default Notice") to the Escrow Agent and LHS of the occurrence of a default hereunder. The Default Notice shall be in the form of Exhibit C hereto. The Escrow Agent shall thereupon deliver to Licensee in accordance with Licensee's instructions the Source Code and Commentary then being held by the Escrow Agent.

                                6. ARBITRATION

        Other than with respect to any party's rights to seek injunctive relief, disputes under this Agreement that cannot be mutually settled shall be submitted, upon notice by any party to the other parties, to binding arbitration to be held in Atlanta, Georgia pursuant to the Commercial Arbitration Rules of the American Arbitration Association by three arbitrators appointed in accordance with such rules, at least one of whom shall have experience with software license and development matters. English shall be the language of the arbitration. Costs of the arbitration shall be shared equally by the parties and each party shall pay its own attorneys' fees and other expenses, except that the arbitrators may impose all or part of the defending party's costs, fees and expenses against the party bringing a claim if the arbitrators determine that there was no reasonable basis for pursuing such a claim. All testimony shall be transcribed, any award shall be accompanied by written findings of fact and a written statement of reasons for the decision and such findings and written materials shall be deemed to be Proprietary and Confidential LHS and Licensee Information, except as otherwise may be necessary for a party to enforce its rights under the following sentence. Judgment upon any award made in such arbitration may be entered and enforced in and by any court of competent jurisdiction.

                    7. CONFIDENTIALITY AND USE LIMITATIONS
                       RELATING TO RELEASED INFORMATION

        In the event the Source Code and Commentary are released to Licensee pursuant to this Agreement, the Source Code and Commentary shall remain the sole and exclusive property of LHS and any such release shall not be deemed to be a grant or transfer of any proprietary interests relating thereto to Licensee.

        Licensee agrees to use any Source Code and Commentary released pursuant to this Agreement solely for the purposes of the maintenance of the Licensed Software and subject to all the limitations on the use thereof set forth in the License Agreement. Licensee agrees to use the object codes translated from the Source Code only as authorized pursuant to the License Agreement.

        Licensee acknowledges and agrees that the Source Code and Commentary constitute Proprietary and Confidential LHS Information and shall be afforded all protection relating thereto set forth in the License Agreement.

                               8. COMPENSATION

        As compensation for the services to be performed by the Escrow Agent hereunder, Licensee shall pay to the Escrow Agent, in advance, fees at the standard rate prescribed from time to time by the Escrow Agent for performance of services hereunder.

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
                                9.  LIABILITY


        The Escrow Agent shall not, by reason of its execution of its Agreement, assume any responsibility or liability for any transaction between LHS and Licensee, other than the performance of its obligations as the Escrow Agent, with respect to the Source Code and Commentary held by it in accordance with this Agreement.


                             10.  CONFIDENTIALITY


        Except as provided in this Agreement, the Escrow Agent agrees that it shall not divulge or disclose or otherwise make available to any third person whatsoever, or make any use whatsoever, of the Source Code or Commentary, without the express prior written consent of LHS.


                                 11.  NOTICES


        All notices or other communications required or contemplated herein shall be in writing, sent by certified mail, return receipt requested, addressed to another party at the address indicated below or as same may be changed from time to time by notice similarly given:

If to LHS:

        LHS Communications Systems, Inc.
        115 W. Perimeter Center Place
        Suite 1040
        Atlanta, Georgia 30346
        Attention:  William J. Bobb, II, President
        Fax:  770/671-9791

with a copy (which shall not constitute notice) to:

        Hogan & Hartson, L.L.P.
        Columbia Square
        555 Thirteenth Street, N.W.
        Washington, D.C. 20004-1109
        Attention:  Lorraine Sostowski, Esq.


If to Licensee:

        Powertel, Inc.
        1233 O.G. Skinner Drive
        West Point, Georgia 31833
        Attention:  Timothy C. Moss

with a copy (which shall not constitute notice) to:

        Powertel, Inc.
        1233 O.G. Skinner Drive
        West Point, Georgia 31833
        Attention:  Jill F. Dorsey, Esq.

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

If to Escrow Agent:

                     ___________________________________

                     ___________________________________

                     ___________________________________


                               12.  ASSIGNMENT

        Neither this Escrow Agreement, nor any rights, liabilities or obligations hereunder, may be assigned by (i) the Escrow Agent without the prior written consent of Licensee and LHS, (ii) Licensee, without the prior written consent of LHS or (iii) LHS, without the prior written consent of Licensee; provided, however, that each of Licensee and LHS shall be entitled to assign all of its respective rights, obligations and liabilities hereunder in connection with a permitted assignment of is respective rights, obligations and liabilities under the License Agreement.

                    13.  GOVERNING LAW AND FORUM SELECTION

        This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Georgia (but not including the choice of law rules thereof). Each party hereby consents to the jurisdiction of any federal or state court in the State of Georgia with respect to any action by any other party seeking injunctive relief.

                              14.  COUNTERPARTS

        For the convenience of the parties, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signature of or on behalf of each party appears on each counterpart, but it shall be sufficient that the signature of or on behalf of each party appears on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in any proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of or on behalf of all the parties.

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

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first set forth above.



        [ESCROW AGENT]                 POWERTEL, INC.

        By:________________________    By:________________________________
        Name:______________________    Name:______________________________
        Title:_____________________    Title:_____________________________


                                       LHS COMMUNICATIONS SYSTEMS, INC.

                                       By:________________________________
                                       Name:______________________________
                                       Title:_____________________________

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

                                                                      EXHIBIT C

                                DEFAULT NOTICE

                                POWERTEL, INC.
                            (OFFICER'S CERTIFICATE)


        THE UNDERSIGNED DOES HEREBY CERTIFY, that he is the duly elected, qualified and acting ______________ of POWERTEL, INC., a Delaware corporation (the "Company"), and DOES FURTHER CERTIFY on behalf of the Company and in connection with the Source Code Escrow Agreement (the "Agreement"), dated as of ____________, between and among the Company, LHS Communications Systems, Inc. and [Escrow Agent] (the "Escrow Agent"):

        1. A default pursuant to Section __ of the Agreement has occurred. Specifically, [provide details regarding the default event];

        2. The Company therefore requests that the Escrow Agent release the Source Code and Commentary (as such terms are defined in the Agreement) to the Company pursuant to Section 5 of the Agreement; and

        3. The Company acknowledges and agrees to abide by the provisions set forth in Section 7 of the Agreement with respect to confidentiality and use limitations relating to the Source Code and Commentary released by the Escrow Agent pursuant to the Agreement.

        IN WITNESS WHEREOF, the undersigned has hereunto set his hands and affixed the seal of the Company this _________ day of, 19__.

                                ______________________________
                                (name)

                                (title)

[CORPORATE SEAL]




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